UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2006

SEACHANGE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-21393	04-3197974
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Nagog Park, Acton, MA	01720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: (978) 897-0100

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 31, 2006, SeaChange International, Inc. (the “Company”) entered into a Master Purchase License and Services Agreement for Video-On-Demand (the “Agreement”) with Comcast Cable Communications Management, LLC (“Comcast”) that replaces the VOD Systems Agreement dated August 9, 2002 and the SeaChange Development Agreement dated October 18, 2005 between the two parties.

Pursuant to the Agreement, Comcast will procure from the Company certain Video-On-Demand hardware, software, software subscription services, maintenance services and product development services through December 31, 2007. Under the terms of the Agreement, Comcast has committed to, at a minimum, purchase from the Company Video-On-Demand products and services of $30 million in 2006 (including purchases from January 1, 2006 through the date of signing the Agreement). As of April 30, 2006, Comcast had already purchased and paid for approximately $8.7 million in products and services towards the $30 million commitment for 2006.

Provided that Comcast meets its 2006 minimum purchase commitment of $30 million in 2006, and makes a specified level of purchases during the term of the Agreement, the Company has agreed to provide certain software development services, funded by Comcast, to implement certain Comcast open interface protocols into the Company’s Video-On-Demand operating software. The funding provided by Comcast for this development effort could amount to as much as $10-$15 million over the term of the Agreement.

For 2007 Comcast has the option to purchase maintenance and software subscription services, valued at approximately $15 million. Incremental to this amount would be any Comcast purchases of the Company’s hardware and software products in 2007.

The initial term of the Agreement is through December 31, 2007. Comcast, at its sole discretion, has the option to renew the Agreement for two (2) additional one (1) year periods under the same terms and conditions, by providing written notice to the Company within sixty (60) days prior to the expiration of the Agreement.

The Agreement also provides that, in the event that the Company elects to sell its Video-On-Demand business or assets, products or services in a transaction not resulting in a change of control of the Company, Comcast has a right of first offer under the terms of the Agreement, pursuant to which Comcast may elect to purchase those assets proposed to be sold by the Company. In the event of a change of control of the Company to specified competitors of Comcast, the Company will be required to provide Comcast a worldwide, perpetual license to the Company’s Video-On-Demand software included in the Agreement. The licensing fee for this software is the same as that specified in the Agreement through December 31, 2007, and royalty-free thereafter.

Any statements contained herein that do not describe historical facts, including without limitation statements concerning expected future performance and purchases, may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform

Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. The factors that could cause actual future results to differ materially from current expectations include the ongoing nature of the relationship between Comcast and the Company, and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission, including, but not limited to, the Company’s annual report on Form 10-K for the fiscal year ended January 31, 2006 and the Company’s periodic reports on Forms 10-Q and 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Kevin M. Bisson
Kevin M. Bisson
Chief Financial Officer, Secretary, Treasurer, Senior Vice President, Finance and Administration

Dated: August 2, 2006